INN OF THE MOUNTAIN GODS RESORT AND CASINO

                                  $200,000,000

                            12% Senior Notes due 2010

                               Purchase Agreement

                                                            New York, New York

                                                             October  21, 2003


Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

     Inn of the Mountain Gods Resort and Casino ("RESORT"), an unincorporated enterprise of the Apache Tribe of the Mescalero Reservation (the "TRIBE"), proposes to issue and sell to Citigroup Global Markets Inc. (the "INITIAL PURCHASER") $200,000,000 aggregate principal amount of its 12% Senior Notes due 2010 (the "NOTES"). The Securities (as defined below) will be issued pursuant to an indenture (the "INDENTURE"), dated as of the Closing Date (as defined below), among the Tribe, Resort, the entities listed on Schedule I hereto, as guarantors (the "GUARANTORS" and, together with Resort, the "ISSUERS"), and U.S. Bank National Association, as trustee (the "TRUSTEE"). The Notes will have the benefit of the guarantees (the "GUARANTEES" and, together with the Notes, the "SECURITIES") of the Guarantors provided for in the Indenture. Holders of the Securities will also have the benefit of the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT" and, together with this Agreement, the Indenture and the Security Documents (as defined below), the "TRANSACTION DOCUMENTS") dated as of November 3, 2003 among the Issuers and the Initial Purchaser pursuant to which the Issuers have agreed to register the Securities under the Act, subject to the terms and conditions therein specified. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 19 hereof.

     The sale of the Securities to the Initial Purchaser will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act; PROVIDED that the representations and warranties of the Initial Purchaser set forth herein are true, accurate and complete in all material respects and the offer and sale of the Securities is conducted in the manner set forth in the Final Memorandum (as defined below).

     The Issuers propose to issue the Securities in connection with phase II of the Tribe's expansion and modernization project (the "PROJECT") as described in the Final Memorandum (as defined below). On the Closing Date the Issuers and the Tribe will (i) deposit certain of the net proceeds received by them from the issuance and sale of the Securities, together with additional funds as contemplated by the Final Memorandum into an Interest Reserve Account, a Construction Disbursement Account and a Construction Reserve Account (together, with certain operating accounts of the Issuers, the "COLLATERAL ACCOUNTS") and
(ii) pledge the funds deposited in the Collateral Accounts (the "COLLATERAL") pursuant to a pledge and security agreement (together with the documents relating to the Collateral Accounts and all other documents entered into in connection therewith, the "SECURITY DOCUMENTS") in each case dated as of the Closing Date.

     In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum, dated October 7, 2003 (as amended or supplemented, including any and all exhibits thereto, the "PRELIMINARY MEMORANDUM"), and a final offering memorandum, dated October 21, 2003 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the "FINAL MEMORANDUM"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuers, the

Tribe and the Securities. The Issuers hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchaser.

     1. REPRESENTATIONS AND WARRANTIES. The Issuers, jointly and severally, represent and warrant to the Initial Purchaser as set forth below in this
Section 1, and the Tribe represents and warrants to each Initial Purchaser with respect to paragraphs (o), (r), (s), (w), (z), (bb), (ff), (gg) and (ww) of this
Section 1, as set forth below:

     (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Issuers make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of the Initial Purchaser specifically for inclusion therein.

     (b) None of the Issuers or any of their respective Affiliates, or any person acting on behalf of any Issuer or any of its Affiliates (other than the Initial Purchaser, as to which the Issuers make no representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 4 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser or the initial resale of the Securities by the Initial Purchaser in the manner contemplated by this Agreement, to register any of the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

     (c) None of the Issuers or any of their respective Affiliates, or any person acting on behalf of any Issuer or any of its Affiliates (other than the Initial Purchaser, as to which the Issuers make no representation), has directly or indirectly engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Act) in connection with any offer or sale of the Securities in the United States.

     (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

     (e) None of the Issuers or any of their respective Affiliates, or any person acting on behalf of any Issuer or any of its Affiliates (other than the Initial Purchaser, as to which the Issuers make no representation), has directly or indirectly engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     (f) No securities of any of the Issuers are of the same class (within the meaning of Rule 144A under the Act) as any of the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     (g) None of the Issuers or any agent acting on their behalf (other than the Initial Purchaser, as to which the Issuers make no representation) has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Gov-


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ernors of the Federal Reserve System, in each case as in effect, or as the same way hereafter be in effect, on the Closing Date.

     (h) The Issuers have been advised by the NASD's PORTAL Market that the Securities have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

     (i) None of the Issuers is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940.

     (j) None of the Issuers or their respective Affiliates has paid or agreed to pay to any person any compensation for soliciting another to purchase Securities (except as contemplated by this Agreement).

     (k) None of the Issuers or any of their respective Affiliates has taken, directly or indirectly (other than indirectly by means of any action taken by the Initial Purchaser, as to which the Issuers make no representation), any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

     (l) The information to be provided by the Issuers pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (m) The statements in the Final Memorandum under the headings "Risk Factors--Uncertainty exists as to whether a federal or state court would have jurisdiction in an action related to the notes," "Business--Legal Proceedings," "Business--Waiver of Sovereign Immunity," "Certain Relationships and Related Transactions," "Government Regulation," "Description of Material Agreements," "Description of Other Indebtedness," "Description of Notes," "Exchange Offer; Registration Rights" and "Certain U.S. Federal Income Tax Consequences," insofar as such statements summarize the matters therein described, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

     (n) There are no contracts, agreements or other documents or pending legal or governmental proceedings to which any of the Issuers or their respective Affiliates is a party or any property of any of the Issuers is subject that would be required to be described in a prospectus under the Act that have not been described in the Final Memorandum (exclusive of any amendment or supplement thereto). The contracts, agreements and other documents so described in the Final Memorandum are accurate and fair summaries of such contracts, agreements and other documents.

     (o) The Tribe is federally recognized as an Indian Tribe pursuant to a determination of the Secretary of the Interior, and as an Indian Tribal government pursuant to Sections 7701(a)(40)(A) and 7871(a) of the Internal Revenue Code, Title 26 U.S.C. The Tribe is a non-taxable entity for purposes of federal income taxation under the Internal Revenue Code, Title 26 U.S.C., and the gaming revenues of the Tribe are exempt from federal income taxation. Other than as disclosed in the Final Memorandum, the Tribe has full power and authority and holds all requisite material governmental licenses, permits and other approvals to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to use, own or hold under lease its property and to conduct its business substantially as currently conducted by it. The Constitution of the Tribe adopted on March 25,


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1936 and revised on January 12, 1965 (the "CONSTITUTION") is effective in accordance with its terms and is the law of the Tribe.

     (p) Each Issuer is a duly and validly organized enterprise directly or indirectly wholly owned by the Tribe. Each Issuer is a non-taxable entity for purposes of federal income taxation under the Internal Revenue Code, Title 26 U.S.C., and the revenues of each such Issuer are exempt from both federal income taxation. Other than as disclosed in the Final Memorandum, each Issuer (a) has all requisite power and authority to carry on its business as now and as proposed to be conducted and (b) has full power and authority and holds all requisite material governmental licenses, permits and other approvals to enter into and perform its obligations under the Transaction Documents to which it is a party and to own or hold under lease its property and to conduct its business substantially as described in the Final Memorandum.

     (q) Except for the Guarantors, who are direct subsidiaries of Resort, no Issuer will have any direct or indirect subsidiaries as of the Closing Date.

     (r) This Agreement has been duly authorized, executed and delivered by each Issuer and the Tribe and, assuming the due authorization, execution and delivery thereof by the Initial Purchaser, constitutes the legal, valid and binding obligation of each Issuer and the Tribe, enforceable against each Issuer and the Tribe in accordance with its terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors' rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).

     (s) The Indenture has been duly authorized by each Issuer and the Tribe and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each Issuer, will constitute the legal, valid and binding instrument of each Issuer and the Tribe (assuming the Indenture is the legal, valid and binding obligation of the Trustee), enforceable against each Issuer and the Tribe in accordance with its terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors' rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).

     (t) The Notes have been duly authorized by Resort for issuance and sale pursuant to this Agreement and the Indenture, and, when executed by Resort and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser, will constitute the legal, valid and binding obligations of Resort, entitled to the benefits of the Indenture and enforceable against Resort in accordance with their terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors' rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).

     (u) Each of the Guarantees has been duly authorized for issuance pursuant to this Agreement and the Indenture by the applicable Guarantor and, when executed by the applicable Guarantor and delivered to the Trustee in accordance with the terms of the Indenture, will constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors' rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).


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     (v) The Registration Rights Agreement has been duly authorized by each
Issuer and, when executed and delivered by each Issuer (assuming the Registration Rights Agreement is the valid and binding obligation of the Initial Purchaser), will constitute the legal, valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors' rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).

     (w) No holder of securities of any of the Issuers or the Tribe will be entitled to have such securities registered under the registration statements required to be filed by the Issuers pursuant to the Registration Rights Agreements other than as expressly permitted thereby.

     (x) Each of the Security Documents has been duly authorized by the Issuers, and, assuming the due authorization, execution and delivery thereof by each of the other parties thereto, when executed and delivered by each such Issuer, will constitute legal, valid and binding obligations of each such Issuer, enforceable against each such Issuer in accordance with its terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors' rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).

     (y) The Security Documents, once executed and delivered, will create, in favor of the Trustee for the benefit of the Trustee and the holders of the Notes, a valid and enforceable and, upon the filing or recording of the appropriate financing statements and similar instruments with the appropriate governmental authorities (and the payment of the appropriate filing or recording fees and any applicable taxes) and the delivery of the applicable documents to the Trustee in accordance with the provisions of the Security Documents, a perfected first priority security interest in all Collateral, superior to and prior to the Liens (as defined in the Indenture) of all third persons and subject to no other Liens other than Permitted Liens (as defined in the Indenture) permitted to encumber the Collateral.

     (z) Each other Transaction Document has been duly authorized, executed and delivered by each Issuer and the Tribe, to the extent a party thereto, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes the legal, valid and binding obligation of each such Issuer and the Tribe, enforceable against each such Issuer and the Tribe in accordance with its terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors' rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).

     (aa) No consent, approval, authorization or filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the other Transaction Documents, except such as will be obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws (or provincial securities laws) of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement (including, without limitation, authorizations and approvals under the Act, including, without limitation, the order of the Commission declaring the registration statement effective in accordance with the Registration Rights Agreement).

     (bb) None of the execution and delivery by the Issuers and the Tribe of the Transaction Documents, to the extent a party thereto, the issue and sale of the Securities nor the pledge of the Collateral or the consummation of the other transactions contemplated herein or therein, nor the fulfillment


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of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers, the Tribe or any of their Affiliates pursuant to (i) any Organic Document or other organizational, statutory or legal documents of any Issuer or the Tribe; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Issuer, the Tribe or any of their respective Affiliates is a party or bound or to which its or their property is subject; or (iii) any local, tribal, state or federal statute, law, rule, regulation, judgment, order or decree (including without limitation any requirement, regulation or decree under the Indian Gaming Regulatory Act of 1988 ("IGRA") applicable to the Issuers or the Tribe (or any of their assets or properties whether owned or leased)), other than in the case of clauses (ii) and
(iii) any default or violation that would not reasonably be expected to individually or in the aggregate result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Issuers (a "MATERIAL ADVERSE EFFECT"). To the best knowledge of the Issuers and the Tribe, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument other than a default that could not reasonably be expected to have a Material Adverse Effect.

     For purposes of this paragraph, the term "ORGANIC DOCUMENT" means (i) relative to the Tribe, the Constitution and the Indian Reorganization Act of June 18, 1934 (25 U.S.C. 476), (ii) relative to Resort, Resolution No. 03-05 of the tribal council of the Tribe (the "TRIBAL COUNCIL"), (iii) relative to the Inn of the Mountain Gods, Resolution No. 03-06 of the Tribal Council, (iv) relative to the Casino Apache Travel Center, Resolution No. 03-04 of the Tribal Council, (v) relative to Casino Apache, Resolution No. 03-06 of the Tribal Council, (vi) relative to Ski Apache, Resolution No. 03-06 of the Tribal Council, (vii) relative to each person that is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, (viii) relative to each person that is a partnership, its partnership agreement and any other similar arrangements applicable to any partnership or other equity interests in such person and (ix) relative to any person that is any other type of legal entity, such documents as shall be comparable to the foregoing.

     (cc) The historical financial statements and schedules of the Issuers included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Issuers as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Historical Financial and Other Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein; the pro forma financial data included in the Final Memorandum are based upon assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial data included in the Final Memorandum; the pro forma financial data included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

     (dd) Other than as described in the Final Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Issuer or their respective property is pending or, to the best knowledge of the Issuers, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Transaction Documents or the Securities, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).


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     (ee) Each Issuer owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except, in each case, for such exceptions as are set forth in the Final Memorandum or that would not reasonably be expected to have a Material Adverse Effect. All Collateral and all other material properties and assets of each Issuer are owned free and clear of all liens, charges, encumbrances or restrictions. Each of the Issuers has good and marketable title to all personal property it purports to own (including, without limitation, all Collateral), except with respect to Permitted Liens (as defined in the Indenture). None of the Issuers has any personal property or other assets that would constitute Collateral under the Security Documents that will not be encumbered by the Liens created by the Security Documents as of the Closing
Date.

     (ff) The sites where the Issuers and the Tribe conduct gaming activities are on lands the fee title to which is held by the United States of America in trust for the Tribe and over which the Tribe exercises "governmental power" within the meaning of IGRA. Such lands have been held in trust by the United States of America for the Tribe since May 29, 1873 and constitute "Indian Lands" within the meaning of 25 U.S.C. Section 2703(4). These lands also constitute a part of the Mescalero Apache Reservation originally established by Executive Order signed by Ulysses S. Grant on May 29, 1873.

     (gg) Other than as disclosed in the Final Memorandum, none of the Issuers or the Tribe is in violation or default of (i) any provision of any Organic Document or resolutions or any other organizational statutory or legal documents of such Issuer or the Tribe (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any local, tribal, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the IGRA applicable to the Tribe and the Issuers or any of their assets or properties (whether owned or leased), as applicable except, in the case of clause (ii) or (iii) above, for any such violation or default that could not reasonably be expected to result in a Material Adverse Effect or to materially and adversely affect the rights of the holders of the Securities or of the Initial Purchaser under the Transaction Documents, the Notes or the Guarantees. To the best knowledge of the Issuers, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument other than a default that could not reasonably be expected to have a Material Adverse Effect.

     (hh) None of the Issuers has received any written notice, or has any knowledge, of any existing or contemplated condemnation proceeding affecting all or any portion of the property that constitutes Collateral under the Security Documents that remains unresolved, or of any sale or disposition thereof in lieu of condemnation.

     (ii) Grant Thornton LLP, who have certified certain financial statements of each of the Issuers and delivered their report with respect to the audited financial statements and schedules included in the Final Memorandum, are independent public accountants with respect to the Issuers within the meaning of the Act and the applicable published rules and regulations thereunder.

     (jj) No labor problem or dispute, including, without limitation, lockouts, strikes, slowdowns or other work stoppages, with the employees of the Issuers exists or, to the best knowledge of the Issuers, is threatened or imminent, and the Issuers are not aware of any existing or imminent labor disturbance by the employees who are employed at their respective facilities or by the principal suppliers, contractors or customers of the Issuers, in each case, that would reasonably be expected to have a Material Adverse Effect.

     (kk) The Issuers are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Issuers or any of their respective Affiliates or their respective businesses, assets or the Issuers' employees, officers and directors are in full force and effect except for any such policy or bond, the failure of which to be in full force and ef-


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fect could not reasonably be expected to result in a Material Adverse Effect;
the Issuers and their respective Affiliates are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuers or any of their respective Affiliates under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Issuer has been refused any insurance coverage sought or applied for; and no Issuer has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to result in a Material Adverse Effect.

     (ll) No Guarantor is currently prohibited, directly or indirectly, from making any payment or other distribution to Resort, from repaying to Resort any loans or advances to such Guarantor from Resort or from transferring any of such Guarantor's property or assets to Resort.

     (mm) Each Issuer owns, possesses, licenses or has or can acquire other rights to use or can acquire on reasonable terms all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of its business as now conducted or as proposed in the Final Memorandum to be conducted (collectively, the "INTELLECTUAL Property") and (i) there are no rights of third parties to any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect; (ii) to the Issuers' knowledge there is no material infringement by third parties of any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect; (iii) there is no pending or, to the Issuers' knowledge, threatened action, suit, proceeding or claim by others challenging any Issuer's rights in or to any of its Intellectual Property, and no Issuer is aware of any facts that would form a reasonable basis for any such claim that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iv) there is no pending or, to the Issuers' knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and no Issuer is aware of any facts that would form a reasonable basis for any such claim, that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (v) there is no pending or, to the Issuers' knowledge, threatened action, suit, proceeding or claim by others that an Issuer infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and no Issuer is aware of any other fact that would form a reasonable basis for any such claim that, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect; (vi) to the Issuers' knowledge, there is no U.S. patent or published U.S. patent application that contains claims that dominate or may dominate any Intellectual Property described in the Final Memorandum as being owned by or licensed to an Issuer or that interferes with the issued or pending claims of any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect; and (vii) there is no prior act of which any Issuer is aware that may render any U.S. patent held by an Issuer invalid or any U.S. patent application held by an Issuer unpatentable that has not been disclosed to the U.S. Patent and Trademark Office that could reasonably be expected to have a Material Adverse Effect.

     (nn) Other than as disclosed in the Final Memorandum under the heading "Business - Legal Proceedings," the Issuers possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Issuers or any Affiliate of any Issuer has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

     (oo) The Issuers maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (pp) Except as set forth in or contemplated by the Final Memorandum, the Issuers and their Affiliates (i) are in material compliance with any and all applicable treaties, foreign, federal, state and local laws, rules and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"); (ii) have received and are in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as set forth in the Final Memorandum, none of the Issuers or any of their Affiliates has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     (qq) In the ordinary course of business, the Issuers periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Issuers have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

     (rr) No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect or give rise to a lien. The Issuers and any trade or business (whether or not incorporated) that, together with any Issuer, is treated as a single employer (an "ERISA AFFILIATE") under Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE"), are in compliance in all material respects with the presently applicable provisions of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations). No condition exists or event or transaction has occurred with respect to any Pension Plan (as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN"))) or Welfare Plan (as such term is defined in Section 3(1) of ERISA) which reasonably might result in the incurrence by any Issuer or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. No Issuer has any contingent liability with respect to post-retirement benefits provided by any Issuer under a Welfare Plan.

     As used in the preceding paragraph "ERISA EVENT" means (i) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (ii) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (iv) the incurrence by any Issuer or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan; (v) the receipt by any Issuer or ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Pension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to a Pension Plan that could result in material liability to an Issuer, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (vi) the incurrence by any Issuer or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan;
(vii) the receipt by an Issuer or ERISA Affiliate of any notice concerning the imposition of a liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in
Part 1 of Subtitle E of Title IV of ERISA, or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (viii) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (ix) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to an Issuer.

     (ss) Each Issuer has timely filed all material federal, foreign and other income tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges due, except (i) any such taxes or charges that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with United States generally accepted accounting principles shall have been set aside on its books,
(ii) any such taxes or charges that are not yet delinquent and (iii) any such taxes or charges that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (tt) On the Closing Date, the Issuers, taken as a whole and after giving effect to the transactions contemplated by this Agreement, will be Solvent. As used in this paragraph, the term "SOLVENT" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Issuers is not less than the total amount of the liabilities of the Issuers on their total existing debts and liabilities (including contingent liabilities); (ii) the Issuers are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business;
(iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Final Memorandum, the Issuers are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature;
(iv) the Issuers are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Issuers are engaged; and (v) the Issuers are not otherwise insolvent under applicable federal, state or tribal laws.

     (uu) The statistical and market-related data included in the Final Memorandum (exclusive of any amendment or supplement thereto) are based on or derived from sources which the Issuers believe to be reliable and accurate.

     (vv) Each of the Transaction Document conforms in all material respects to the description thereof contained in the Final Memorandum.

     (ww) Each of the Issuers and the Tribe has expressly and irrevocably waived its sovereign immunity from unconsented suit, arbitration or other legal proceedings and submitted itself and its property to the exclusive jurisdiction of the courts of the State of New York sitting in the City of New York, County of New York ("NEW YORK COURTS"), and to any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) in any action or proceeding arising out of or relating to this Agreement, the other Transaction Documents and the Securities. Each Issuer further represents that notwithstanding its submission to the exclusive jurisdiction of the New York Courts, nothing limits the ability of any party to move to compel arbitration and/or move to stay or dismiss a lawsuit in favor of arbitration.

     (xx) It is not necessary under federal, state, tribal or local laws that any of the holders of the Securities be licensed, qualified or entitled to carry on business in any such jurisdiction by reason of the execution, delivery, performance or enforcement of any of this Agreement, the other Transaction Documents or the Securities.

     (yy) Resolution No. 03-48 of the Tribal Council has been validly adopted and approved by the Tribal Council, effectively waives jurisdiction of the tribal courts, with respect to all suits or other actions arising out of or relating to this Agreement, the other Transaction Documents or the Securities and such resolution is in full force and effect. The tribal courts will recognize and enforce a judgment obtained against an Issuer in a New York Court in an action arising out of or in connection with this Agreement, the other Transaction Documents or the Securities, in each case, without reconsidering the merits thereof.

     (zz) Neither this Agreement nor any other Transaction Documents, taken individually or as a whole, constitutes a "management contract" or a "management agreement" within the meaning of Section 12 of IGRA, or deprives the Issuers of the sole proprietary interest and responsibility of the conduct of gaming.

     (aaa) None of the Transaction Documents is subject to or governed by 25 U.S.C. ss. 81.

     Any certificate signed by any officer of any Issuer or the Tribe and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of the Securities shall be deemed a representation and warranty by such Issuer, as to matters covered thereby, to the Initial Purchaser.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, on the Closing Date, Resort agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from Resort, at a purchase price of 100% of the principal amount thereof, plus accrued interest, if any, from October 21, 2003 to the Closing Date, the entire principal amount of Notes; PROVIDED, that pursuant to and in accordance with the terms of the Fee Agreement dated as of the date hereof the Tribe has agreed to pay the Initial Purchaser an amount equal to 3% of the principal amount of the Notes.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on November 3, 2003, or at such time on such later date (not later than November 10, 2003) as the Initial Purchaser shall designate, which date and time may be postponed by agreement between the Initial Purchaser and the Issuers (such date and time of delivery and payment for the Securities being herein called the "CLOSING DATE"). Delivery of the Securities shall be made to the Initial Purchaser against payment by the Initial Purchaser of the purchase price thereof to or upon the order of Resort by wire transfer payable in same-day funds to the account specified by Resort. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Initial Purchaser shall otherwise instruct.

     4. OFFERING BY INITIAL PURCHASER. The Initial Purchaser represents and warrants to and agrees with the Issuers that:

     (a) It is an "accredited investor" within the meaning of Rule 501(a)(1) of the Act.

     (b) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

     (c) Neither it nor any person acting on its behalf (i) has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation
D) in the United States or (ii) has engaged or will engage in any directed selling efforts with respect to the Securities, and each such person has complied and will comply with the offering restrictions of Rule 144A.

     5. AGREEMENTS. The Issuers, jointly and severally, agree with the Initial Purchaser that:

     (a) The Issuers will furnish to the Initial Purchaser and to counsel for the Initial Purchaser, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

     (b) The Issuers will not amend or supplement the Final Memorandum without the prior written consent of the Initial Purchaser, which consent shall not be unreasonably withheld.

     (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchaser (as determined by the Initial Purchaser), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, Resort promptly (i) will notify the Initial Purchaser of any such event;
(ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the Initial Purchaser and counsel for the Initial Purchaser without charge in such quantities as they may reasonably request.

     (d) The Issuers will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualification in effect so long as required for the sale of the Securities; PROVIDED that in no event shall any of the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits generally, other than those arising out of Section 9 hereof, in any jurisdiction where it is not now so subject. Resort will promptly advise the Initial Purchaser of the receipt by Resort of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     (e) The Issuers will not, and will not permit any of their respective Affiliates to, resell any Securities that have been acquired by any of them.

     (f) None of the Issuers, or any of their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchaser, as to which the Issuers and their Affiliates make no covenant), will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

     (g) None of the Issuers, or any of their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchaser, as to which the Issuers make no covenant), will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

     (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Issuers will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the written request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

     (i) So long as any of the Securities are outstanding, the Issuers will furnish to the Initial Purchaser (i) as soon as available, a copy of each report of the Issuers mailed to security holders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Issuers as the Initial Purchaser may reasonably request.

     (j) None of the Issuers, or any of their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchaser, as to which the Issuers make no covenant), will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     (k) The Issuers will cooperate with the Initial Purchaser and use their reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

     (l) None of the Issuers will, for a period of 365 days following the Execution Time, without the prior written consent of the Initial Purchaser, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any Issuer or any Affiliate of any Issuer or any person in privity with any Issuer or any Affiliate of any Issuer), directly or indirectly, or announce the offering of, any securities (other than the Securities) of any of the Issuers that are substantially similar to the Securities.

     (m) The Issuers will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities.

     (n) The Issuers shall not, and shall cause their respective Affiliates not to, seek the release of the Collateral from the security interest created by the Security Documents unless such release is in compliance with the terms of the Indenture and the Security Documents.

     (o) The Issuers, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Registration Rights Agreement and the Security Documents, the issuance of the Securities and the fees of the Trustee and parties to the Security Documents;
(ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchaser relating to such registration and qualification); (vii) applying for the Securities to be traded in the PORTAL Market; (viii) the transportation and other expenses incurred by or on behalf of the Issuers' representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Issuers' accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; and (x) all other costs and expenses incident to the performance by the Issuers of their obligations hereunder. It is expressly understood that except as provided in this Agreement, the Initial Purchaser will pay its own expenses, including the fees of its counsel and any transfer taxes in the resale of the Securities by it.

     6. CONDITIONS TO THE OBLIGATIONS OF THE INITIAL PURCHASER. The obligations of the Initial Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein at the Execution Time and on the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

     (a) Akin, Gump, Strauss, Hauer & Feld L.L.P., counsel for the Issuers, shall have furnished to the Initial Purchaser its opinion, dated the Closing Date and addressed to the Initial Purchaser, substantially in the form of Annex A hereto.

     (b) Quinlan, Bloom & Doughty, P.C., counsel for the Issuers, shall have furnished to the Initial Purchaser its opinion, dated the Closing Date and addressed to the Initial Purchaser, substantially in the form of Exhibit B hereto.

     (c) The Initial Purchaser shall have received from Cahill Gordon & Reindel LLP, counsel for the Initial Purchaser, its opinion, dated the Closing Date and addressed to the Initial Purchaser, with respect to the issuance and sale of the Securities, the Security Documents, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchaser may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (d) Each of the Issuers shall have furnished to the Initial Purchaser a certificate of such Issuer, signed by the chief executive officer (or an equivalent thereof) and any of the chief financial officer, general counsel, treasurer, secretary or principal accounting officer of such Issuer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

     (i) the representations and warranties of the Issuers in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and each Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

     (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no event or occurrence that would reasonably be expected to result in a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto); and

     (iii) to the best knowledge of such Issuer, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Securities. No action, suit or proceeding had been commenced and is pending against or affecting or, to the best knowledge of such Issuer, threatened against any Issuer or the Tribe before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect.

     (e) At the Execution Time, the Initial Purchaser shall have received from Grant Thornton LLP a letter, dated as of the Execution Time, in form and substance satisfactory to the Initial Purchaser, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, containing statements and information of the type ordinarily included in an accountant's "comfort letters" to initial purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Final Memorandum.

     (f) At the Closing Date, the Initial Purchaser shall have received from Grant Thornton LLP a "bring-down comfort letter," dated as of the Closing Date. References to the Final Memorandum in paragraphs (e) and (f) of this Section 6 include any amendment or supplement thereto at the date of the applicable letter.

     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Issuers, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

     (h) At the Closing Date, the Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

     (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuers' debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (j) At the Closing Date, the Issuers and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

     (k) Each of the Guarantors shall have executed a Guarantee in form and substance satisfactory to the Initial Purchaser, and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

     (l) At the Closing Date, the Issuers and the Initial Purchaser shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

     (m) At the Closing Date, the Issuers, the Trustee and all other parties thereto, as applicable, shall have entered into the Security Documents and the Initial Purchaser received each of the fol-lowing document which shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel, with respect to the Collateral:

     (i) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be reasonably necessary in order for the owner or holder of the Collateral to grant the Lien contemplated by the Security Documents;

     (ii) policies or certificates of insurance as required by the Security Documents, which policies or certificates shall bear endorsements of the character required pursuant to the Security Documents;

     (iii) Uniform Commercial Code ("UCC"), judgment, tax lien and Intellectual Property searches confirming that the Collateral is subject to no Liens other than Permitted Liens; and

     (iv) a certificate of the Issuers, signed on behalf of the Issuers by the President of the Tribe and its chief operating officer, to the effect that: (A) each Issuer has performed, in all material respects, all covenants and agreements described in this Section 6(m) and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder and (B) upon the execution of the Security Documents and filing of financing statements under the UCC in all required jurisdictions, the Trustee on behalf of the Trustee and holders of Notes will have a valid and perfected lien on the Collateral subject to no Liens, other than Permitted Liens. (n) The Issuers shall have executed and delivered all other documents and taken all other actions necessary or appropriate to grant in favor of the Trustee, for the benefit of the holders of the Notes, a valid and perfected first priority security interest in the Collateral.

     (o) The Tribe shall have delivered to the U.S. Department of Agriculture, Rural Housing Service (the "USDA") the complete package of documents and information required to be delivered to it in order to commence its Pre-Guarantee Audit as described in Section 14(10) of the conditional commitment for guarantee dated September 18, 2003 between the Tribe and the USDA (the "GUARANTEE") of the loan to be made by First National Bank Alamagordo ("FNBA") pursuant to the terms of the commitment letter dated September 4, 2003 between the Tribe and FNBA, as amended, including a fully executed and binding loan agreement between the Tribe and FNBA and all other ancillary documents, certificates, forms, information and other materials required to be delivered in connection therewith and in connection with obtaining the Guarantee.

     (p) Prior to the Closing Date, the Issuers shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be cancelled at, or at any time prior to, the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchaser, at 80 Pine Street, New York, New York 10005, on the Closing Date.

     7. REIMBURSEMENT OF EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchaser, the Issuers will reimburse the Initial Purchaser upon request for all reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel in an amount not to exceed $400,000) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

     8. INDEMNIFICATION AND CONTRIBUTION. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, the directors, officers, employees and agents of the Initial Purchaser and each person who controls the Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by any Issuer to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of the Initial Purchaser specifically for inclusion therein; PROVIDE, FURTHER, that with respect to any untrue statement or omission of material fact made in the Final Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchaser to the extent that any such loss, claim, damage or liability of the Initial Purchaser occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Issuers had previously furnished copies of the Final Memorandum to the Initial Purchaser, (x) delivery of the Final Memorandum was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in such Preliminary Memorandum was corrected in the Final Memorandum and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

     (b) The Initial Purchaser agrees to indemnify and hold harmless the Issuers, each of their respective directors, each of their officers, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to the Initial Purchaser, but only with reference to written information relating to the Initial Purchaser furnished to the Issuers by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have. The Issuers acknowledge that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and the eighth paragraph under the heading "Plan of Distribution" related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchaser for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying parties, which consent shall not be unreasonably withheld.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Initial Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Issuers and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Initial Purchaser on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall the Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by the Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Initial Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and of the Initial Purchaser on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by Resort, and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchaser pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Initial Purchaser on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and each person who controls any Issuer within the meaning of either the Act or the Exchange Act and each officer and director of any Issuer shall have the same rights to contribution as such Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. WAIVER OF SOVEREIGN IMMUNITY; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) NONE OF THE TRIBE OR THE ISSUERS (EACH A "TRIBAL PARTY") CONSENTS TO THE ENTRY, ENFORCEMENT, LEVY OR OTHER EXECUTION OF ANY JUDGMENT FOR MONEY OR OTHER DAMAGES AGAINST ANY OF THEIR ASSETS, REAL OR PERSONAL, EXCEPT THAT EACH TRIBAL PARTY EXPRESSLY AND IRREVOCABLY WAIVES ITS SOVEREIGN IMMUNITY (AND ANY DEFENSE BASED THEREON) FROM UNCONSENTED SUIT, ARBITRATION OR OTHER LEGAL PROCEEDINGS AS AUTHORIZED IN THIS AGREEMENT, PROVIDED THAT THE WAIVER CONTAINED IN THIS CLAUSE (A) IS EXPRESSLY LIMITED TO ACTIONS AGAINST SUCH TRIBAL PARTY TO
(i) INTERPRET OR ENFORCE THE PROVISIONS OF THIS AGREEMENT AND (ii) ENFORCE AND EXECUTE ANY ORDER, JUDGMENT OR RULING RESULTING THEREFROM AGAINST THE ASSETS AND REVENUES OF SUCH TRIBAL PARTY.

     (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the City of New York, County of New York, and any appellate court from which any appeals therefrom are available, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced by any court of competent jurisdiction.

     (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any state court referred to in paragraph (a) of this Section 9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Sections 13 and 20. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (e) Notwithstanding any provision of this Section 9, nothing herein shall limit the ability of any party to this Agreement to move to compel arbitration and/or move to stay or dismiss a lawsuit in favor of arbitration pursuant to
Section 10 hereof.

     10. ARBITRATION. (a) MANDATORY ARBITRATION. Notwithstanding the irrevocable submission of each party hereto to the exclusive jurisdiction of the courts of the State of New York contained in Section 9, each party hereto hereby irrevocably and unconditionally agrees that any party hereto may (i) submit any controversy, claim, suit or other action between or among the parties hereto arising out of or relating to this Agreement or the enforcement of rights hereunder or (ii) remove any such action brought by any other party in any forum other than as provided in this Section 10 and submit such action to be determined by binding arbitration. Any such arbitration shall be conducted in accordance the Commercial Rules of the American Arbitration Association ("AAA"). Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators in accordance with the AAA Commercial Rules. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party hereto to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. Any arbitration undertaken pursuant to this Section 10 shall take place in the City of New York, County of New York. For the avoidance of doubt, each Tribal Party expressly and irrevocably waives its sovereign immunity (and any defense based thereon) from unconsented suit, arbitration or other legal proceedings to permit to be brought pursuant to this Section 10.

     (b) SPECIFIC ENFORCEMENT REPRESENTATION. Each party hereto represents and warrants to each other party hereto that this Section 10 is specifically enforceable against such party by any other party hereto.

     11. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of Citigroup, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

     12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Issuers or any of their respective officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     13. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchaser, will be mailed, delivered or telefaxed to the Citigroup General Counsel, facsimile no.: (212) 816-7912, and confirmed to the General Counsel, Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Issuers, will be mailed, delivered or telefaxed to President of the Mescalero Apache Tribe facsimile no.: (505) 464-9191, Attention: President, and confirmed to the President, Mescalero Apache Tribe, P.O. Box 227, Mescalero, New Mexico 88340, Attention: President.

     14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

     15. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     17. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

     18. NO PERSONAL LIABILITY. No director, officer, officeholder, employee or agent, representative or member of any Issuer or the Tribe, as such in their individual capacities, shall have any liability for any obligations of the Issuers or the Tribe under this Agreement.

     19. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

     "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "AFFILIATE" shall have the meaning specified in Rule 501(b) of Regulation
D.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.

     "COMMISSION" shall mean the Securities and Exchange Commission.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     "INITIAL PURCHASER" shall mean Citigroup Global Markets Inc.

     "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "REGULATION D" shall mean Regulation D under the Act.

     "REGULATION S" shall mean Regulation S under the Act.

     "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     20. AGENT FOR SERVICE. By the execution and delivery of this Agreement, for the purpose of this Agreement, each Issuer and the Tribe (i) acknowledges that it has, or agrees that by the Closing Date it shall have, by separate written instrument, irrevocably designated and appointed CT Corporation System ("CT") (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement and acknowledges that CT has accepted such designation and (ii) agrees that service of process upon CT and written notices of said service to such Issuer or the Tribe in accordance with Section 13 hereof shall be deemed effective service of process upon such Issuer or the Tribe in any such suit or proceeding. As expressly contemplated by the preceding sentence, each Issuer and the Tribe further agrees to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT in full force and effect so long as any of the Securities shall be outstanding; PROVIDED, HOWEVER, that such Issuer or the Tribe may, by written notice to the Initial Purchaser, designate such additional or alternative agent for service of process under this Section 20 that (i) maintains an office located in the City of New York, County of New York in the State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the City of New York, County of New York, State of New York.

     Nothing in this Section 20 shall affect the right of the Initial Purchaser to serve legal process in any other manner permitted by law.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Issuers and the Initial Purchaser.



                           Very truly yours,


                           INN OF THE MOUNTAIN GODS RESORT AND CASINO

                           CASINO APACHE TRAVEL CENTER

                           INN OF THE MOUNTAIN GODS

                           CASINO APACHE

                           SKI APACHE


                           By:  /s/ Michael French
                                -----------------------------------------
                                Name: Michael French
                                Title:   Chief Operating Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.


By:   /s/ Richard Zogheb
      ------------------------------------
      Name:  Richard Zogheb
      Title: Managing Director

Accepted and Agreed to as of the date first above written:

APACHE TRIBE OF THE MESCALERO RESERVATION


By:   /s/ Sara Misquez
      -------------------------------------
      Name:  Sara Misquez
      Title: President

                                                        SCHEDULE I


           GUARANTORS

Casino Apache Travel Center, an unincorporated enterprise of the Tribe Inn of the Mountain Gods, an unincorporated enterprise of the Tribe Casino Apache, an unincorporated enterprise of the Tribe Ski Apache, an unincorporated enterprise of the Tribe

                                                             ANNEX A


           Form of Opinion of Akin, Gump, Strauss, Hauer & Feld L.L.P.

                                                             ANNEX B


                Form of Opinion of Quinlan, Bloom & Doughty, P.C.

                                                             EXHIBIT A


                       SELLING RESTRICTIONS FOR OFFERS AND
                         SALES OUTSIDE THE UNITED STATES


     1. (a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. The Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, the Initial Purchaser represents and agrees that neither it nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

        "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "ACT") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons
        (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

     (b) The Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Issuers.

     (c) Terms used in this section have the meanings given to them by Regulation S.

     2. The Initial Purchaser represents and agrees that (i) it has not offered or sold, and, prior to the expiry of six months from the closing of the offering of the Securities will not offer or sell, any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, whether as principal or agent, for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,
(ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only communicated or caused to be communicated and will only communicate or cause be communicated any invitation or inducement to engage in investment activity (within the meaning of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to any of the Issuers.

     3. The Initial Purchaser understands and acknowledges that no action has been or will be taken in any jurisdiction by the Issuers that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

     4. The Initial Purchaser has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any other offering or publicity material relating to the Securities.



                                      A-2